                                                               EXHIBIT (8)(d)(2)


                             AMENDMENT TO SCHEDULE 2

                               Class of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1



Effective as of 1/27/99, the following classes of Contracts are hereby added to this Schedule 2 and made subject to the Agreement:

=======================================================================================
                        SEC 1933 Act
Policy Marketing Name   Registration Number   Contract Form Number   Annuity of Life
=======================================================================================
Sentinel Benfit                               9004;
Provider                33-67003              9005                   Life
---------------------------------------------------------------------------------------


IN WITNESS WHEREOF, the Trust, the Distributor and the Company hereby amend this
Schedule 2 in accordance with Article XI of the Agreement.


/s/ MICHAEL J. RICHMAN                         /s/ EILEEN von GAL
--------------------------------------         ---------------------------------
Goldman Sachs Variable Insurance Trust         National Life Insurance Company
Name:  Michael J. Richman                      Name: Eileen von Gal
Title: Secretary                               Title: Vice President & Treasurer



/s/ VALERIE A. ZONDORAK
---------------------------------
Goldman, Sachs & Co.
Name:  Valerie A. Zondorak
Title: Vice President